EXHIBIT 5.1

VINSON & ELKINS

ATTORNEYS AT LAW

VINSON & ELKINS L.L.P.
2300 FIRST CITY TOWER
1001 FANNIN STREET
HOUSTON, TEXAS 77002-6760
TELEPHONE (713) 758-2222
FAX (713) 758-2346
www.velaw.com

April 29, 2002

ExpressJet Holdings, Inc.

1600 Smith Street, HQSCE

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for ExpressJet Holdings, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of the offer and sale by the Company of up to 3,200,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, pursuant to the ExpressJet Holdings, Inc. 2002 Stock Incentive Plan (the "Plan").

We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the issuance of the Shares, (iv) the Registration Statement and (v) the Plan. We have also reviewed such questions of law as we have deemed necessary or appropriate.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in Plan.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the United States of America, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

Vinson & Elkins L.L.P.

MS1650

853474_1.DOC